VALENZUELA CAPITAL TRUST
                                 CODE OF ETHICS

                                 OCTOBER 1, 1999

                                  INTRODUCTION

     The Board of Trustees (the "Board") of Valenzuela Capital Trust (the "Trust") has adopted this Code of Ethics ("Code") on behalf of each of its investment portfolios listed in Appendix A (the "Funds"). The Trust has a fiduciary duty to its shareholders that requires individuals employed by or associated with the Trust to act for the benefit of the shareholders. Potential conflicts of interest may arise in connection with the personal trading activities of these persons. This Code established standards and procedures designed to prevent improper personal trading, to identify conflicts of interest, and to provide a means to resolve actual or potential conflicts of interest.

     In addition to its specific prohibitions, this Code prohibits conduct made unlawful under Rule 17j-1 of the Investment Company Act of 1940 (the "1940 Act"). Rule 17j-1 makes it unlawful for a person to take the following actions in connection with the purchase or sale, directly or indirectly, by the person of a security held or to be acquired by a Fund:

     1.   To employ any device, scheme, or artifice to defraud the Fund;

     2. To make any untrue statement of a material statement to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice, or course of business that operates, or would operate, as a fraud or deceit on the Fund; or

     4.   To engage in any manipulative practice with respect to the Fund.

SECTION 1.  DEFINITIONS

     All terms defined by reference to Rule 17j-1, the 1940 Act, or otherwise shall have the same meaning as they have in the Rule and the Act and shall be interpreted as modified by or interpreted by orders of the Securities and Exchange Commission ("Commission"), by rules, regulations, or releases adopted, or issued, by the Commission, or other interpretative releases or letters issued by the Commission or its staff.

     (a) ACCESS PERSON has the same meaning as in Rule 17j-1 and includes any trustee, officer, or Advisory Person of the Trust. For purposes of this Code of Ethics, an Access Person does not include any person who is subject to the Code of Ethics

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          adopted by a Fund's investment adviser ("Adviser"),  administrator, or principal underwriter in compliance with Rule 17j-1.

     (b)  ADVISORY PERSON has the same meaning as in Rule 17j-1 and includes:

          (i) any employee of the Trust, a Fund, or the Adviser (or of any company in a Control relationship to the Trust, a Fund or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

          (ii) any natural person in a Control relationship to the Trust, a Fund, or the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

     (c) BENEFICIAL OWNERSHIP has the same meaning as in Rule 16a-1(a)(2) for the purposes of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"). Generally, a person is considered the beneficial owner of securities if the person has a pecuniary interest in the securities and includes securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such securities benefits substantially equivalent to those of ownership.

     (d) COMPLIANCE OFFICER is the person or persons appointed by the Fund to approve and to review any transaction by an Access Person or Investment Personnel as required by this Code of Ethics and to review reports required to be filed by an Access Person under this Code of Ethics.

     (e) CONTROL has the same meaning as in Section 2(a)(9) of the 1940 Act and generally means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     (f) COVERED SECURITY has the same meaning as in Section 2(a)(36) of the 1940 Act and includes any option written to purchase or sell a security, but does not include:

          (i)  direct obligations of the United States Government;

          (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

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          (iii) shares issued by open-end investment companies.

     (g) DISINTERESTED PERSON is a trustee of a Fund who is not an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act.

     (h) INITIAL PUBLIC OFFERING has the same meaning as in Rule 17j-1 and is an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the 1934 Act.

     (i) INVESTMENT PERSONNEL has the same meaning as in Rule 17j-1 and includes:

          (i) any employee of the Trust or a Fund (or of any company in a Control relationship to the Trust or a Fund) who, in connection with his or her regular functions or duties, makes, or participates in making recommendations regarding the purchase or sale of securities by the Fund; and

          (ii) any natural person who Controls the Trust or a Fund and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     (j) LIMITED OFFERING has the same meaning as in Rule 17j-1 and is an offering that is exempt from registration under Sections 4(2) or 4(6) or under rules 504, 505, or 506 under 1933 Act.

SECTION 2.  POLICIES

     (a) GENERAL. It is the policy of the Trust that no Access Person of a Fund shall engage in any act, practice, or course of conduct that would violate the provisions of this Code. Each Access Person has the responsibility of ensuring that all personal trading and other professional activities comply with the policies in this Code.

     (b) ACCESS PERSON TRANSACTIONS. An Access Person must wait two full business days after the last purchase or sale of Covered Security by a Fund before executing a personal trade in the same security. Before executing any security transaction, the Access Person must verify with the Compliance Officer that no trading in the security has either occurred in the previous two business days or is anticipated during the next two business days by submitting to, and obtaining the signature of, the Compliance Officer the Verification Form (in the sample form attached as Exhibit 1). This paragraph (b) is not applicable to an Access Person who is Disinterested Person.

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     (c)  PRIOR APPROVAL OF CERTAIN  TRANSACTIONS  BY INVESTMENT  PERSONNEL.  No
          Investment Personnel may directly or indirectly acquire Beneficial Ownership in any securities in an IPO or in a Limited Offering unless the person obtains prior written approval of the transaction from the Compliance Officer ("Prior Approval"). The Compliance Officer may approve the transaction if the Compliance Officer concludes that the transaction would cause no material conflict of interest with a Fund. A request for Prior Approval must be made by completing the Prior Approval Form (in the sample form attached as Exhibit 2) and submitting it to the Compliance Officer.

     (d) UNDUE INFLUENCE: DISCLOSURE OF PERSONAL INTEREST. No Access Person shall cause or attempt to cause any Fund to purchase, sell, or hold any security in a manner calculated to create any personal benefit to the Access Person. No Access Person shall recommend any securities transactions for a Fund without having disclosed his or her interest, if any, in such securities or the issuer thereof, including, without limitation, (i) his or her Beneficial Ownership of any securities of such issuer, (ii) any position with such issuer or its affiliates and
          (iii) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other hand.

     (e) CORPORATE OPPORTUNITIES. All Access Persons are expressly prohibited from taking personal advantage of any opportunity properly belonging to a Fund.

     (f) CONFIDENTIALITY. Except as required in the normal course of carrying out an Access Person's business responsibilities, Access Persons are prohibited from revealing information relating to the investment intentions or activities of any Fund, or securities that are being considered for purchase or sale on behalf of any Fund.

SECTION 3.  REPORTING REQUIREMENTS

     These reporting requirements are for the purpose of providing the Trust with appropriate information to determine with reasonable assurance whether Access Persons are observing this Code.

     (a) Unless excepted under paragraph (b) of this section, every Access Person must make the following reports to the Trust. Each report must be dated on the day that the report is submitted to the Trust. An
          Access Person may include a statement that the information in the report shall not be deemed an admission that the Access Person has Beneficial Ownership of any Covered Security to which the report relates.

          (i) INITIAL HOLDINGS REPORTS. No later than 10 days after the person becomes an Access Person, the following information:

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               (A)  The title,  number of shares,  and principal  amount of each
                    Covered Security in which the Access Person has Beneficial Ownership when the person became an Access Person;

               (B) The name of any broker, dealer, or bank with which the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person.

          (ii) TRANSACTION REPORTS. All Access Persons are required to instruct their brokerage firms to provide duplicate broker trade confirmations and account statements to the Fund for all personal accounts.

          (iii)ANNUAL HOLDINGS REPORTS. An Access Person must submit the following information and update it quarterly (current as of a date no more than 30 days before the report is submitted):

               (A) The title, number of shares, and principal amount of each Covered Security in which the Access Person had Beneficial Ownership; and

               (B) The name of any broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the Access Person.

     (b)  EXCEPTIONS FROM REPORTING REQUIREMENTS.

          (i) An Access Person need not make a report under paragraph (a) of this section with for transactions effected for, and Covered Securities held in, any account over which the person has no direct or indirect influence or Control.

          (ii) A Disinterested Person, who would be required to make a report solely by reason of being a Fund trustee, need not make:

               (A)  An Initial Holdings Report or an Annual Holdings Report; and

               (B) Transaction Reports except for any transaction in a Covered Security that the trustee knew or, in the ordinary course of fulfilling his or her official duties as a Fund trustee, should have known, during the 15-day period immediately before or after the Covered Security was purchased or sold by a Fund or was considered for purchase or sale by a Fund.

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SECTION 4.  ADMINISTRATION OF THE CODE OF ETHICS

     (a) NOTIFICATION OF ACCESS PERSONS. The Trust shall identify all Access Persons and inform them of this Code and their reporting requirements under this Code.

     (b) REVIEW AND REPORT TO BOARD. The Compliance Officer must review the required reports and report violations of the Code to the Board.

     (c) SANCTIONS. Upon discovering a violation of this Code, the Compliance Officer may impose such sanctions as it deems appropriate, including, among other things, a letter of censure, or suspension or termination of the employment of the violator.

     (d) REPORT TO BOARD. At least annually, each Fund must furnish to the Fund's Board, and the Board must consider, a written report that describes any issues arising under the Code since the last report to the Board, including but not limited to information about material violations of the Code and sanctions imposed in response to the material violations.

SECTION 5.  MAINTENANCE OF RECORDS

     (a) The Trust shall maintain and cause to be maintained in an easily accessible place a copy of this Code and any other Code that has at any time within the past 5 years been in effect.

     (b)  The Trust also shall maintain and cause to be maintained:

          (i) A record of any violation of this Code and of any action taken as a result of the violation in an easily accessible place for at least 5 years following the end of the fiscal year in which the violation occurred.

          (ii) A copy of each report made by an Access Person for at least five years after the end of the fiscal year in which the report is made, the first two years in an easily accessible place.

          (iii)A record of all persons who, currently or within the past five years, are or were Compliance Officers and Access Persons required to make reports under this Code.

          (iv) A copy of each report made to a Fund's Board under this Code for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          (v) A record of the approval of, and rationale supporting, any direct or indirect acquisition by Investment Personnel of an Initial Public Offering or a

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               Limited  Offering  for at least five  years  after the end of the fiscal year in which approval is granted.

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                                   SCHEDULE A
                                   ----------

                              INVESTMENT PORTFOLIOS

Val Cap Mid Cap Fund
Val Cap Small Cap Fund

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EXHIBIT 1
---------

                                VERIFICATION FORM

     I am an Access Person of Valenzuela Capital Trust (the "Trust"), as defined in the Trust's Code of Ethics. I plan to execute a personal trade in the securities of _______________ (the "Securities"). As required by the Code, I understand that I must wait two full business days after the last purchase or sale of a security by a Fund (as defined in the Code) before executing a personal trade in the same security. This is to request verification that no trading in the Securities by a Fund has either occurred in the two business days before _____________, 1999 or is anticipated in the next two business days.


                                        -------------------------
                                             [Access Person]
VERIFICATION

-------------------------
Compliance Officer
Date:____________________

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                                   EXHIBIT 2
                                   ---------

                               PRIOR APPROVAL FORM

     I am a person that falls within the category of Investment Personnel in the Code of Ethics of Valenzuela Capital Trust. I plan to invest in [DESCRIBE OFFERING], which is, under the Code, an [Initial Public Offering or Limited Offering, as applicable]. As required by the Code, I understand that I must obtain prior written approval of this investment to avoid any material conflict of interest with a Fund. If you conclude that there is no material conflict of interest, please indicate you prior approval of this investment by signing below.

                                        -----------------------
                                        Title:
                                        Date:
APPROVAL

---------------------
Compliance Officer
Date:

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